Exhibit 10.1

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”), dated as of February 11, 2022 (the “Effective Date”), is entered into by and among Zash Global Media and Entertainment Corporation (“Zash”), ZVV Media Partners, LLC (“ZVV”), and Vinco Ventures, Inc. (“Vinco,” and, together with Zash and ZVV collectively, the “Parties” and each a “Party”).

WHEREAS, Zash and ZVV are parties to that certain Letter of Intent (the “LOI”), dated October 1, 2021, as amended by that certain Frist Amendment to Letter of Intent and Extension of Letter of Intent Exclusivity Period, dated November 22, 2021, by and among Zash, ZVV, and AdRizer LLC (“AdRizer”); and

WHEREAS, Zash and ZVV desire to assign to Vinco, and Vinco desires to assume, the obligations under the LOI, and the Parties wish to release Zash and ZVV from any further obligations under the LOI.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Assignment and Assumption of the LOI. Subject to the terms and conditions of this Agreement, Zash and ZVV each hereby assign, convey, transfer, delegate, and set over unto Vinco all of Zash and ZVV’s right, title, and interest in and to the LOI, and all of their respective obligations under and pursuant to the LOI, and Vinco hereby assumes all rights and obligations of each of Zash and ZVV under and pursuant to the LOI, and Vinco shall be substituted for each of Zash and ZVV in the LOI, and undertakes full performance of the LOI in the place of each of Zash and ZVV and Vinco makes a separate promise to faithfully and fully so perform (the “Assignment”). Zash and ZVV each, severally but not jointly, hereby represent and warrant that neither Zash nor ZVV have, prior to this Agreement, assigned, conveyed, transferred, delegated or set over unto their rights, title, and interest in and to the LOI.

2. Consideration. The Parties agree that in consideration of the Assignment, Vinco will pay to Zash $6,750,000.00 in cash at the closing of the Transaction (as defined in the LOI).

3. Discharge. In consideration of the Assignment, the Parties hereby agree that Zash and ZVV are hereby released and forever discharged from all further obligations arising under the LOI, and from all manner of actions, causes of action, suits, debts, damages, expenses, claims and demands whatsoever that any Party has or may have against any of the foregoing persons and entities, with respect to the LOI.

4. Further Assurances. Each Party hereby agrees to execute and deliver to the other party such other documents and to take all such other actions consistent herewith which the other party may reasonably request to effect the terms of this Agreement.

5. Governing Law. The terms of this Agreement shall be governed by, construed, interpreted and enforced in accordance with the laws of the State of Delaware.

6. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7. Binding Effect. This Agreement shall become effective upon execution by the Parties and thereafter shall be binding upon and inure to the benefit of such Parties, their respective successors and permitted assigns.

8. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, e-mail transmission via portable document format (.pdf) or other electronic means shall be equally as effective as delivery of a manually executed counterpart.

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IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

ZASH GLOBAL MEDIA AND ENTERTAINMENT CORPORATION

By:	/s/ Theodore Farnsworth
Name:	Theodore Farnsworth
Title:	Chairman

ZVV MEDIA PARTNERS, LLC

By:	/s/ Theodore Farnsworth
Name:	Theodore Farnsworth
Title:	Manager

VINCO VENTURES, INC.

By:	/s/ Lisa King
Name:	Lisa King
Title:	CEO